UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024

PHYSICIANS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-36007	46-2519850
(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

309 N. Water Street, Suite 500	53202
Milwaukee, Wisconsin	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (414) 367-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DOC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 21, 2024, Physicians Realty Trust (the “Company” or “Physicians Realty Trust”) held a special meeting of shareholders (the “Special Meeting”) to consider certain proposals related to its merger with Healthpeak Properties, Inc., a Maryland corporation (“Healthpeak”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated October 29, 2023, by and among the Company, Healthpeak, DOC DR Holdco, LLC (formerly known as Alpine Sub, LLC) (“DOC DR Holdco”), a Maryland limited liability company and a wholly owned subsidiary of Healthpeak, DOC DR, LLC (formerly known as Alpine OP Sub, LLC) (“DOC DR OP Sub”), a Maryland limited liability company and a wholly owned subsidiary of Healthpeak OP, LLC and Physicians Realty L.P., a Delaware limited partnership.

As of January 8, 2024, the record date for the Special Meeting, there were outstanding 238,594,802 common shares of the Company, par value $0.01 per share (“Company common shares”). Three proposals were voted upon by the shareholders of the Company at the Special Meeting. The voting results of those matters were as follows:

Proposal 1: The Physicians Realty Trust Company Merger Proposal

Proposal 1 (the “Physicians Realty Trust Company Merger Proposal”), to approve the merger of the Company with and into DOC DR Holdco, with DOC DR Holdco surviving as a wholly owned subsidiary of Healthpeak (the “Company Merger”), on the terms and subject to the conditions of the Merger Agreement and the transactions contemplated thereby, was approved, with the following vote counts:

Votes For	Votes Against	Abstentions	Broker Non-Votes
193,169,052	9,306,014	189,045	—

Proposal 2: The Physicians Realty Trust Compensation Proposal

Proposal 2 (the “Physicians Realty Trust Compensation Proposal”), to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the named executive officers of the Company in connection with the Company Merger, was not approved, with the following vote counts:

Votes For	Votes Against	Abstentions	Broker Non-Votes
61,184,540	140,957,798	521,773	—

Proposal 3: The Physicians Realty Trust Adjournment Proposal

Proposal 3, to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Physicians Realty Trust Company Merger Proposal if there are insufficient votes at the time of such adjournment to approve such proposals, was approved but deemed not necessary because there was a quorum present and there were sufficient proxies at the time of the Special Meeting to approve the Physicians Realty Trust Company Merger Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
182,936,075	19,451,704	276,332	—

Item 7.01 Regulation FD Disclosure.

On February 21, 2024, the Company and Healthpeak issued a joint press release announcing the results of their special meetings of shareholders and stockholders, respectively, related to the transactions contemplated by the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference in this Item 7.01.

The foregoing information in this Item 7.01., including the information contained in the press release in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 8.01 Other Events.

Based on the results of the special meetings of shareholders and stockholders of the Company and Healthpeak, respectively, the transactions contemplated by the Merger Agreement (the “Transactions”) are expected to be consummated on or around March 1, 2024, subject to the satisfaction or waiver of certain other closing conditions as described in the Merger Agreement.

Provided the Transactions are consummated on March 1, 2024, Healthpeak common stock is expected to begin trading under the ticker symbol “DOC” at the open of trading on The New York Stock Exchange on Monday, March 4, 2024.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No	Description
99.1	Press release dated February 21, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 21, 2024		PHYSICIANS REALTY TRUST

		By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer